Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-176661 on Form N-2 of our report dated October 24, 2011 relating to the financial statements of BlackRock Utility and Infrastructure Trust as of October 12, 2011 and for the period from August 25, 2011 (date of inception) to October 12, 2011, appearing in the Statement of Additional Information, which is part of such Registration Statement.
/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
October 24, 2011